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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       ----------------------------------


         Date of Report (Date of earliest event reported): May 19, 1998

                                AEARO CORPORATION
               (Exact name of Registrant as specified in charter)




          Delaware                       0-26942                 13-3840450
(State or other jurisdiction     (Commission file number)       (IRS employer
      of incorporation)                                      identification no.)




      One Washington Mall, Eighth Floor, Boston, Massachusetts 02108-2610
            (Address of principal executive offices)           (Zip Code)





                                 (617) 371-4200
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         Gargoyles Litigation. On May 28, 1998, Aearo Corporation issued the following press release:

         BOSTON (May 27, 1998) -- Aearo Corporation, a leading manufacturer of personal protection equipment and specialty composites for industrial use, announced that on May 19, 1998, a federal district court in Massachusetts issued a pre-trial ruling that a line of protective eyewear sold by Aearo Corporation under the name, Fectoids, infringes a patent held by Gargoyles, Inc. The ruling came in a case that has been pending since November 1996.

         "We are surprised and disappointed by the ruling," said Michael A. McLain, Aearo's President and Chief Executive Officer. "We are in the process of studying the court's opinion with our counsel, and our preliminary feeling is that we intend to appeal the ruling after a final trial." A final trial to resolve all issues in the case may be held this summer or early next year. Among other issues, the court still has to determine whether Gargoyles' patent is in fact a validly issued patent, and the extent to which Gargoyles may be entitled to any damage award.

         Aearo has been manufacturing the Fectoids line of eyewear since October 1996 and currently this line accounts for less than two percent of the company's sales.

         Aearo Corporation, formerly known as Cabot Safety, has annual sales of approximately $300 million. The company designs, manufactures and sells personal protection equipment, including hearing protection, prescription and non-prescription safety eyewear, and respirators. The company's products, marketed under the E-A-R, AOSafety, Peltor, and Eastern brand names, are sold principally to industrial safety distributors and are used by industry, government, the military and health providers. Its AOSafety and Eastern products can be found in retail outlets such as home centers, hardware, drug and sporting goods stores. In addition, its E-A-R Specialty Composites division manufactures energy-absorbing materials for the transportation, OEM, and healthcare markets. Aearo operates 10 manufacturing plants throughout the world, employing more than 2,000 workers.

         Aearo Corporation is jointly owned by affiliates of Vestar Capital Partners, a major private equity investment firm specializing in management buyouts, Cabot Corporation (NYSE: CBT), and the company's senior management.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 28, 1998                    AEARO CORPORATION



                                      /s/ Bryan J. Carey
                                      ------------------------------------------
                                      Bryan J. Carey
                                      Vice President and Chief Financial Officer